                                                                     EXHIBIT 21


                                  SUBSIDIARIES

                                                     State or Jurisdiction of
                                                     ------------------------
               Name                                       Organization             Ref
               ----                                       ------------             ---
Samedan Oil Corporation                                   Delaware                 (1)
Samedan Oil of Canada, Inc.                               Delaware                 (3)
Samedan of North Africa, Inc.                             Delaware                 (3)
Samedan North Sea, Inc.                                   Delaware                 (3)
Samedan Oil of Indonesia, Inc.                            Delaware                 (3)
Samedan Pipe Line Corporation                             Delaware                 (3)
Samedan Royalty Corporation                               Delaware                 (3)
Samedan of Tunisia, Inc.                                  Delaware                 (3)
Samedan of Papua New Guinea, Inc.                         Delaware                 (3)
Noble Gas Marketing, Inc.                                 Delaware                 (1)
Noble Gas Pipeline, Inc.                                  Delaware                 (2)
Noble Trading, Inc.                                       Delaware                 (1)
NPM, Inc.                                                 Delaware                 (1)
Samedan LPG                                                 CFC*                   (4)
Samedan Methanol                                            CFC*                   (5)
Energy Development Corporation                           New Jersey                (3)
Energy Development Corporation (Argentina), Inc.          Delaware                 (6)
Energy Development Corporation (China), Inc.              Delaware                 (6)
Energy Development Corporation (HIPS), Inc.               Delaware                 (6)
Energy Development Corporation (Peru), Inc.               Delaware                 (6)
EDC (Tunisia), Inc.                                       Delaware                 (6)
EDC Ecuador Ltd.                                          Delaware                 (6)
EDC Senegal Ltd.                                          Delaware                 (6)
EDC Australia Ltd.                                        Delaware                 (6)
EDC Portugal Ltd.                                         Delaware                 (6)
Gasdel Pipeline System Incorporated                      New Jersey                (6)
Producers Services, Inc.                                 New Jersey                (6)
HGC, Inc.                                                 Delaware                 (6)
Pelto Oil Company, Inc.                                  New Jersey                (6)
EDC (UK) Ltd                                              Delaware                 (6)
Brabant Petroleum Limited                                   CFC*                   (6)
Industrial Scotland Energy Ltd.                             CFC*                   (6)
Brabant Oil Ltd.                                            CFC*                   (6)
Brabant Oilex Ltd.                                          CFC*                   (6)
Brabant Petroleum USA Company                             Kansas                   (6)
Burnside Overseas Exploration Limited                       CFC*                   (6)
EDC Marketing Company                                       CFC*                   (6)

(1) 100% owned by Noble Affiliates, Inc. (Registrant)
(2) 100% owned by Noble Gas Marketing, Inc.
(3) 100% owned by Samedan Oil Corporation
(4) 100% owned by Samedan of North Africa, Inc.
(5) 100% owned by Samedan LPG.
(6) 100% owned by Energy Development Corporation

* Controlled Foreign Corporation